Report Name - 10F-3

Fund - SB Convertible Fund

                                Period : 02/01/05 through 07/31/05


                                    ID : 402
                           Issuer Name : Chesapeake Energy Corp (Pfd)
                            Trade Date : 04/13/05
                        Selling Dealer : C.S. First Boston
                Total Shares Purchased : 12,000.00
                        Purchase Price : 100
                    % Received by Fund : 0.300%
                        % of Issue (1) : 0.300%
        Other Participant Accounts (2) :                -
                      Issue Amount (2) :       4,000,000.00
          Total Received All Funds (2) :          12,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Chesapeake Energy Corp. Pfd Stk
                            Trade Date :        04/13/05
                 Joint/Lead Manager(s) : Banc of America Securities LLC
                                         Bear Stearns & Co Inc
                                         Credit Suisse First Boston Corp
                                         Lehman Brothers
                                         Morgan Stanley
                         Co-Manager(s) : Citigroup
                                         Deutsche Bank Securities Inc
                                         Edward D Jones & Co
                                         RBC Capital Markets
                                         UBS
                                         Harris Williams & Co
                                         JR Williston & Beane
                                         Pritchard Capital Partners
                                         Simmons & Co
                                         Sterne Agee & Leach Inc
                         Selling Group : N/A


                                    ID : 508
                           Issuer Name : CV Therapeutics Inc.
                            Trade Date : 06/28/05
                        Selling Dealer : Lehman Brothers
                Total Shares Purchased : 500,000.00
                        Purchase Price : 100.00
                    % Received by Fund : 0.385%
                        % of Issue (1) : 0.385%
        Other Participant Accounts (2) :                -
                      Issue Amount (2) :     130,000,000.00
          Total Received All Funds (2) :         500,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : CV Therapeutics Inc.
                            Trade Date :        06/28/05
                 Joint/Lead Manager(s) : Lehman Brothers
                                         Merrill Lynch & Co
                         Co-Manager(s) : Citigroup
                                         Deutsche Bank Securities Inc
                         Selling Group : N/A


                                    ID : 299
                           Issuer Name : Huntsman Corporation (HUNPf) Pfd Stk
                            Trade Date : 02/10/05
                        Selling Dealer : CS First Boston
                Total Shares Purchased : 80,000.00
                        Purchase Price : 50
                    % Received by Fund : 1.391%
                        % of Issue (1) : 1.391%
        Other Participant Accounts (2) :                -
                      Issue Amount (2) :       5,750,000.00
          Total Received All Funds (2) :          80,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Huntsman Corporation (HUN)
                            Trade Date :        02/10/05
                 Joint/Lead Manager(s) : Citigroup
                                         Credit Suisse First Boston Corp
                                         Deutsche Bank Securities Inc
                                         Merrill Lynch & Co
                         Co-Manager(s) : JP Morgan Securities
                                         Lehman Brothers
                                         UBS Securities LLC
                                         CIBC World Markets Corp.
                                         Jefferies & Company, Inc.
                                         Natexis Bleichroeder Inc.
                                         Scotia Capital (USA) Inc.
                                         WR Hambrecht + Co, LLC
                         Selling Group : N/A


                                    ID : 559
                           Issuer Name : L-3 Communic. Hldgs Inc. (due 8/2035)
                            Trade Date : 07/27/05
                        Selling Dealer : Lehman Brothers
                Total Shares Purchased : 3,600,000.00
                        Purchase Price : 100.00
                    % Received by Fund : 0.514%
                        % of Issue (1) : 1.071%
        Other Participant Accounts (2) :       3,900,000.00
                      Issue Amount (2) :     700,000,000.00
          Total Received All Funds (2) :       7,500,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : L-3 Communications Holdings Inc.
                            Trade Date :        06/06/05
                 Joint/Lead Manager(s) : Bear Stearns & Co Inc
                                         Credit Suisse First Boston Corp
                                         Lehman Brothers
                                         Banc of America Securities LLC
                         Co-Manager(s) : Citigroup
                                         Jefferies & Co
                                         SG Cowen Securities Corp
                                         SunTrust Robinson Humphrey
                                         Wachovia Securities Inc
                         Selling Group : N/A